UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On January 4, 2013, Cadence Pharmaceuticals, Inc. (the “Company” or “Cadence”) was notified that Incline Therapeutics, Inc. (“Incline”) closed its previously announced merger with The Medicines Company. In connection with the closing, the Company received a payment of approximately $13.1 million as consideration for entering into a Waiver, Consent and Option Termination Agreement pursuant to which the Company agreed to the buy-out and termination of its option to purchase Incline. Additionally, the Company will receive approximately $1.5 million and, potentially, a pro rata share of future milestone payments, if any, related to the purchase by The Medicines Company of the shares of Incline stock held by the Company.

Item 8.01.	Other Events.

Compensation Committee Chairman

Effective January 1, 2013, Samuel L. Barker was appointed Chairman of the Board’s Compensation Committee.

Litigation Update

On December 19, 2012, the United States District Court for the Eastern District of Virginia dismissed with prejudice the lawsuit brought by Exela Pharma Sciences, LLC, et al. (“Exela”), against David J. Kappos and the United States Patent and Trademark Office (“USPTO”). Exela brought this lawsuit to obtain a declaratory judgment seeking a reversal of the decision by the USPTO refusing to act on a petition by Exela to vacate the USPTO’s April 2003 order reviving the international application for U.S. Patent No. 6,992,218 (the “‘218 patent”). The lawsuit followed the USPTO’s rejection of Exela’s petition to the USPTO filed in November 2011, which sought to vacate the April 23, 2003 order granting SCR Pharmatop S.A.’s petition to revive the application that eventually became the ‘218 patent.

On December 24, 2012, Cadence received a notice from Sandoz, Inc. (“Sandoz”), a New Jersey-based company, stating that Sandoz filed an Abbreviated New Drug Application (“ANDA”) containing a “Paragraph IV” patent certification with the U.S. Food and Drug Administration (the “FDA”) for a generic version of Cadence’s drug, OFIRMEV® (acetaminophen) injection (1000 mg/100 mL, 10 mg/mL). This notice states that the “Paragraph IV” patent certification was made with respect to both patents for OFIRMEV listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. A Paragraph IV patent certification is a certification by a generic applicant that, in the opinion of that applicant, the patent listed in the Orange Book for a branded product is invalid, unenforceable, or will not be infringed by the manufacture, use or sale of the generic product. Cadence is currently reviewing the details of the notice. Under the Federal Food, Drug, and Cosmetic Act and the FDA’s implementing regulations, the filing of a patent infringement lawsuit within 45 days of the receipt of notice of a Paragraph IV patent certification automatically prevents the FDA from approving the ANDA until the earlier of the expiration of a 30-month period, the expiration of the patents, the entry of a settlement order stating that the patents are invalid or not infringed, a decision in the infringement case that is favorable to the ANDA applicant, or such shorter or longer period as the court may order. Cadence intends to vigorously enforce its intellectual property rights relating to OFIRMEV, but cannot predict the outcome of this matter or guarantee the outcome of any litigation. OFIRMEV is protected by two patents, both of which are listed in the Orange Book.

For a discussion of risks related to the ANDA filing by Sandoz, see the discussion of “Intellectual Property” under the “Business” section of Cadence’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2012 and the “Risk Factors” section of Cadence’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the SEC on November 6, 2012, including the risks described under the headings “If the government or third-party payors fail to provide coverage and adequate coverage and payment rates for OFIRMEV or any future products we may license or acquire, if any, or if hospitals choose to use therapies that are less expensive, our revenue and prospects for profitability will be limited” and “The patent rights that we have in-licensed covering OFIRMEV are limited to a specific intravenous formulation of acetaminophen, and our market opportunity for this product candidate may be limited by the lack of patent protection for the active ingredient itself and other formulations that may be developed by competitors,” as well as any updates to such sections contained in Cadence’s subsequent reports filed with the SEC.

Statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. Such statements include, without limitation, statements regarding: Cadence’s intention to vigorously enforce its intellectual property rights. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Cadence’s actual future results may differ materially from Cadence’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: Cadence’s ability to successfully enforce its marketing exclusivities and intellectual property rights, and to defend its patents; the potential that Cadence may be required to file lawsuits to defend its patent rights from challenges by companies seeking to market generic versions of intravenous acetaminophen, and the substantial costs associated with such lawsuits; the possible introduction of generic competition to OFIRMEV; Cadence’s dependence on its licensors for the maintenance and enforcement of its intellectual property rights; Cadence’s dependence on the successful commercialization of OFIRMEV, which is the company’s only product; Cadence’s ability to ensure an adequate and continued supply of OFIRMEV to meet anticipated market demand; the risk that Cadence may not be able to raise sufficient capital when needed, or at all; and other risks detailed under “Risk Factors” and elsewhere in Cadence’s periodic reports and other filings made with the SEC from time to time. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995, and the company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: January 7, 2013